UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Putnam ETF Trust

(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Federal Street

Boston, MA 02110

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of the Exchange on which Each Class is to be so Registered	I.R.S. Employer Identification Number
Shares of beneficial interest, no par value per share, of:
Putnam Focused Large Cap Growth ETF	NYSE Arca, Inc.	86-2238455
Putnam Focused Large Cap Value ETF	NYSE Arca, Inc.	86-2210018
Putnam Sustainable Future ETF	NYSE Arca, Inc.	86-2179170
Putnam Sustainable Leaders ETF	NYSE Arca, Inc.	86-2159729

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-253222

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value per share, of the Putnam Focused Large Cap Growth ETF, Putnam Focused Large Cap Value ETF, Putnam Sustainable Future ETF, and Putnam Sustainable Leaders ETF, each a series of Putnam ETF Trust (the “Trust”) to be registered hereunder, is set forth in Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-253222; 811-23643) filed on May 14, 2021, which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1. The Trust’s Certificate of Trust is included as Exhibit (a)(1) to the Trust’s initial Registration Statement on Form N-1A (File No. 333-253222), as filed with the Securities and Exchange Commission on February 17, 2021.

2. The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a)(2) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File No. 333-253222), as filed with the Securities and Exchange Commission on May 14, 2021.

3. The Trust’s By-Laws are included as Exhibit (b) to the Trust’s initial Registration Statement on Form N-1A (File No. 333-253222), as filed with the Securities and Exchange Commission on February 17, 2021.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 20th day of May, 2021.

PUTNAM ETF TRUST

By:	/s/ Robert T. Burns
Name:	Robert T. Burns
Title:	Vice President and Chief Legal Officer